UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2005

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Main Street
Box 130
Atchison, Kansas 66002

 (Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

As previously disclosed, the Company has been a party to certain patent litigation captioned National Starch and Chemical Investment Holding Corporation, Penford Australia, Ltd. and Penford Holdings Pty v Cargill, Inc and MGP Ingredients, Inc., Civil Action 04-1443, U.S. District Court, District of Delaware.  As previously reported, plaintiffs filed this suit on November 12, 2004 alleging infringement by Cargill and the Company of two US patents in connection with their production and sale of Fibersym™ HA starch, a product derived from allegedly infringing high amylose corn seed and starch.  The complaint also alleges that the Company induced Cargill to infringe.  The plaintiffs seek an injunction, treble damages, fees and costs.  Cargill and the Company have filed answers denying plaintiffs infringement claims and seeking a declaratory judgment that the referenced patents are invalid and that they are not infringing.

Cargill has assumed our defense in this matter and now generally has agreed to indemnify us from out-of-pocket losses resulting from the litigation or from other litigation that might be brought based on the actions charged with infringement in the litigation.

Sale and additional production of Fibersym™ HA starch have been put on hold pending an analysis of the patent situation, which the Company anticipates will be completed during the second quarter of fiscal 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: July 15, 2005	By:	/s/ Laidacker M. Seaberg
Laidacker M. Seaberg
President and Chief Executive Officer